These materials, which may include descriptions of company stock plans, prospectuses and other information and documents, and the information they contain, are provided by your company, not by Fidelity, and are not an offer or solicitation by Fidelity for the purchase of any securities or financial instruments. These materials were prepared by your company, which is solely responsible for their contents and for compliance with legal and regulatory requirements. Fidelity is not connected with any offering or acting as an underwriter in connection with any offering of your company's securities or financial instruments. Fidelity does not review, approve or endorse the contents of these materials and is not responsible for their content.

MEDTRONIC plc
PERFORMANCE SHARE UNIT AWARD AGREEMENT
AMENDED AND RESTATED 2013 STOCK AWARD AND INCENTIVE PLAN
Name:

Employee ID:

Client Grant ID:

Grant Date:

Grant Price:

Grant Type:

Target PERFORMANCE SHARE UNITS:

Performance Period: FY2021 to FY2023 (“Performance Period”)

1.Performance Share Unit Award. Medtronic plc, an Irish public limited company (“Medtronic” or the “Company”), hereby grants to the individual named above (“you”) an Award (the “Award”) consisting of Performance Share Units (“Performance Share Units”) in the target number (“Target Performance Share Units”) and on the Grant Date as each is set forth above. The actual number of Performance Share Units that will be earned if the minimum performance threshold is achieved is illustrated in Section 2 below. Each Performance Share Unit represents the right to receive one ordinary share of the Company, par value $0.0001 per share (“Share”), subject to the restrictions, limitations, and conditions contained in this Performance Share Unit Award Agreement (the “Agreement”) and in the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan (the “Plan”). In the event of any inconsistency between the terms of the Agreement and the Plan, the terms of the Plan shall govern. Capitalized terms used but not defined shall have the meaning ascribed thereto in the Plan.

2.Performance Targets. The payout, if any, under this Award will be based on the following pre-established performance targets over the 3-year Performance Period:
a)Company performance will be measured using three criteria: Revenue Growth (“Revenue Growth”), Relative Total Shareholder Return (“Relative TSR”), and a 3-year Return on Invested Capital modifier (“ROIC Modifier”) as shown below. The performance measures will be weighted as follows: Revenue Growth weighted 50.00%, Relative TSR weighted 50.00%. The ROIC Modifier may be applied to reduce (but not increase) the number of Performance Share Units that are paid out. This means the number of Performance Share Units paid out may be greater than, equal to, or less than the target number of Performance
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Share Units awarded at grant due to actual performance relative to these performance measures.

Revenue Growth Performance Range	2%	3%	4%	5%	6%	7%	8%	9%	10%	11%	≥12%
Payout Range	50%	60%	70%	80%	90%	100%	120%	140%	160%	180%	200%

Relative TSR Performance Range	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%	≥75%
Payout Range	50%	60%	70%	80%	90%	100%	120%	140%	160%	180%	200%

FY2021 – FY2023 Return on Invested Capital (“ROIC”)
The ROIC Modifier will reduce the PSU Payout Factor by 30% if the 3-Fiscal Year ROIC does not meet a minimum of 10% for the FY2021-FY2023 Performance Period.

The tables above show the percentage of the Target Performance Share Units to be earned based on the actual Company performance against these three criteria over the FY2021 – FY2023 Performance Period.
b)To determine payout, the percentage across the top of the grid is earned based on achievement of performance targets within the grid for each of the performance measures, multiplied by the weight. Next, the ROIC Modifier is applied to determine the final number of earned Performance Share Units. To illustrate:
i) if Company performance results in Revenue Growth of 7%, Relative TSR of 55% and ROIC of 10.0%, the % payout of Target Performance Share Units would be calculated as follows:

Performance Measure	% Award Earned	Weight
Revenue Growth	100% x	50.00%	=	50.00%
Relative TSR	120% x	50.00%	=	60.00%
% Payout of Target Performance Share Units (Before ROIC Modifier)			=	110.00%
ROIC Modifier	30% Reduction if ROIC target not achieved			No Reduction
% Payout of Target Performance Share Units (After ROIC Modifier)			=	110.00%

ii) if Company performance results in Revenue Growth of 7%, Relative TSR of 55% and ROIC of 8.0%, the % payout of Target Performance Share Units would be calculated as follows:
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Performance Measure	% Award Earned	Weight
Revenue Growth	100% x	50.00%	=	50.00%
Relative TSR	120% x	50.00%	=	60.00%
% Payout of Target Performance Share Units (Before ROIC Modifier)			=	110.00%
ROIC Modifier	30% Reduction if ROIC target not achieved		=	(30.00)%
% Payout of Target Performance Share Units (After ROIC Modifier)			=	80.00%

3.Calculation of Revenue Growth, Relative TSR and the ROIC Modifier
Revenue Growth Performance Target
“Revenue Growth” is defined as Medtronic’s 3-year simple average annual organic revenue growth measured at constant currency. Each fiscal year’s growth is measured independently and then averaged. Organic Constant Currency growth excludes the 1st year of material acquisitions.

Relative TSR Performance Target
“Relative TSR” is defined as (end average share price x re-investment factor) -1 x 100 divided by the start average share price. The re-investment factor equals the cumulative number of dividend shares divided by one share.

Return on Invested Capital Performance Modifier
“Return on Invested Capital (“ROIC”) is defined as Non-GAAP Earnings as reported to Investors plus Interest Expense net of Tax, divided by Invested Capital for each year, averaged over the 3-year period. “Invested Capital” is defined as Total Equity plus Net Debt (Short and Long-Term Debt) less Cash and Investments. The ROIC modifier will reduce the PSU Payout Factor by 30% if the 3 Fiscal-Year ROIC does not meet a minimum of 10% for the FY2021-FY2023 PSU Performance Period. The ROIC PSU Performance modifier cannot increase the PSU payout factor.

4.Vesting & Distribution. The Performance Share Units, to the extent earned based on attainment of the performance measures as determined by the Compensation Committee in accordance with Section 2 above, will fully vest on August 3rd, 2023, provided that you have not incurred a Termination of Employment during the period beginning on the Grant Date and ending on August 3rd, 2023(the “Vesting Period”). The Company will issue to you a number of Shares equal to the number of Performance Share Units that are earned (including any dividend equivalents described in Section 7, below) as soon as practicable following the end of the Vesting Period. Notwithstanding the preceding sentence, if you incur a Termination of Employment during the Vesting Period as a result of your death, Disability or Retirement, you will remain entitled to receive a number of Shares equal to the number of Performance Share Units that are earned (including any dividend equivalents described in Section 7, below) based on actual performance over the 3fiscal-year Performance Period, as soon as practicable following the end of the Vesting Period. Upon your Termination of Employment during the Vesting Period for any reason other than death, Disability or Retirement, the Performance Share Units will
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automatically be forfeited in full and canceled by the Company as of 11:00 p.m. CT (midnight ET) on the date of such Termination of Employment. For purposes of this Agreement, the terms “Disability” and “Retirement” shall have the meanings ascribed to those terms, as of the date of this Agreement, under any retirement plan of the Company which is qualified under Section 401 of the Code (which currently provides for retirement on or after age 55, provided you have been employed by the Company and/or one or more Affiliates for at least ten years, or retirement on or after age 62), or under any disability or retirement plan of the Company or any Affiliate applicable to you due to employment by a non-U.S. Affiliate or employment in a non-U.S. location.
5.Forfeiture. If you have received or are entitled to receive delivery of Shares as a result of this Agreement within the period beginning six months prior to the date of your Termination of Employment and ending twelve months following the date of your Termination of Employment, the Company, in its sole discretion, may require you to return or forfeit the cash and/or Shares received or receivable with respect to this Performance Share Unit Award, in the event that you engage in any of the following activities:
a.performing services for or on behalf of any competitor of, or competing with, the Company or any Affiliate, within six months of the date of your Termination of Employment;
b.unauthorized disclosure of material proprietary information of the Company or any Affiliate;
c.a violation of applicable business ethics policies or business policies of the Company or any Affiliate; or
d.any other occurrence determined by the Committee.
The Company’s right to require forfeiture must be exercised not later than 90 days after the Company acquires actual knowledge of such an activity but in no event later than twelve months after your Termination of Employment. Such right shall be deemed to be exercised upon the Company’s mailing written notice of such exercise to your most recent home address as shown on the personnel records of the Company. In addition to requiring forfeiture as described herein, the Company may exercise its rights under this Section 5 by terminating the Performance Share Units awarded under this Agreement.
If you fail or refuse to forfeit the cash and/or shares of Common Stock demanded by the Company (the number of such shares of Common Stock as may be adjusted for any events described in Section 3.4 of the Plan), you shall be liable to the Company for damages equal to the number of Shares demanded times the highest closing price per share of the Common Stock during the period between the date of your Termination of Employment and the date of any judgment or award to the Company, together with all costs and attorneys’ fees incurred by the Company to enforce this provision.
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For purposes of this Section 5, forfeiture of Common Stock shall be effected by the redemption of such Common Stock in accordance with the Articles of Association of the Company and to the extent permissible under applicable law.
Notwithstanding the foregoing, this Section 5 shall have no application following a Change of Control, nor shall the Company’s Incentive Compensation Forfeiture Policy apply following a Change of Control to the Performance Share Units awarded pursuant to this Agreement or to any proceeds in respect of such Award.
6.Change of Control. Notwithstanding anything in Section 4 of this Agreement to the contrary, if a Change of Control of the Company occurs during the Vesting Period, then the Performance Share Units will become 100% vested upon such Change of Control, and the Company will issue to you a number of Shares equal to the Target Performance Share Units (including any dividend equivalents described in Section 7, below) within six weeks following the Change of Control (unless such Change of Control is not an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder (a “Section 409A Change of Control”), in which case such settlement shall be delayed until the Delayed Payment Date (as defined below)), provided that no such vesting or issuance shall occur if the Performance Share Units are replaced or continued by a Replacement Award that satisfies the requirements of Section 10.1(b) of the Plan. In the event that the Performance Share Units are replaced by a Replacement Award and you incur a Termination of Employment during the two years following a Change of Control by the Company without Cause or by you for Good Reason, such Replacement Award shall vest in full and be settled on the Delayed Payment Date. For purposes of this Agreement, the Delayed Payment Date means the first to occur of: (i) the date on which you incur a “separation from service” (within the meaning of Section 409A of the Code), or, if you are a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) at the time of such “separation from service,” on the date that is six months following the date of your “separation from service”; (ii) the originally scheduled vesting date for the applicable Performance Share Units; (iii) the date of your death; and (iv) the date of a Section 409A Change of Control.
7.Dividend Equivalents. You are entitled to receive dividend equivalents on the Performance Share Units generally in the same manner and at the same time as if each Performance Share Unit were a Share. These dividend equivalents will be credited to you in the form of additional Performance Share Units. The additional Performance Share Units will be subject to the terms of this Agreement.
8.Withhold Taxes. You are responsible to promptly pay any Social Security and Medicare taxes (together, “FICA”) due upon vesting of the Performance Share Units, and any Federal, State, and local taxes due upon distribution of the Shares. The Company and its Subsidiaries are authorized to deduct from any payment to you any such taxes required to be withheld. As described in Section 15.4 of the Plan and to the extent permissible under applicable law, you may elect to have the Company withhold a portion of the Shares issued upon settlement of the Performance Share Units to satisfy all or part of the withholding tax requirements. You may also elect, at the time you vest in the Performance Share Units, to pay your FICA liability due with respect to those Performance Share Units out of those units. If you choose to do so, the Company will reduce the number of your vested Performance Share Units accordingly. The amount that is applied to pay FICA will be subject to Federal, State, and local taxes.
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9.Limitation of Rights. Except as set forth in the Agreement, until the Shares are issued to you in settlement of your Performance Share Units, you do not have any right in, or with respect to, any Shares (including any voting rights) by reason of this Agreement. Further, you may not transfer or assign your rights under the Agreement and you do not have any rights in the Company’s assets that are superior to a general, unsecured creditor of the Company by reason of this Agreement.
10.No Employment Contract. Nothing contained in the Plan or Agreement creates any right to your continued employment or otherwise affects your status as an employee at will. You hereby acknowledge that the Company and you each have the right to terminate your employment at any time for any reason or for no reason at all.
11.Amendment to Agreement Under Section 409A of the Code. You acknowledge that the Agreement and the Plan, or portions thereof, may be subject to Section 409A of the Code, and that changes may need to be made to the Agreement to avoid adverse tax consequences under Section 409A of the Code. You agree that following the issuance of such rules, the Company may amend this Agreement as it deems necessary or desirable to avoid such adverse tax consequences; provided, however, that the Company shall accomplish such amendments in a manner that preserves your intended benefits under the Agreement to the greatest extent possible.
12.Governing Law, Venue and Personal Jurisdiction. Notwithstanding anything contrary in the Plan, the validity, enforceability, construction and interpretation of the Plan or Agreement shall be governed by the laws of the State of Minnesota. You irrevocably waive any right to have the laws of any state or nation or other legal jurisdiction other than the State of Minnesota apply to the Plan or Agreement. Any dispute regarding the Plan or Agreement shall be exclusively decided by a state court in the State of Minnesota, and you irrevocably waive any right to have any such disputes decided in any jurisdiction or venue other than a state court in the State of Minnesota. You irrevocably consent to the personal jurisdiction of the state courts in the State of Minnesota for the purposes of any action arising out of or related to the Plan or Agreement, and irrevocably waive any right to remove any case commenced by Medtronic from a state court in the State of Minnesota to any federal court.
13.Agreement. You agree to be bound by the terms and conditions of this Agreement and the Plan. Your signature is not required in order to make this Agreement effective.

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Medtronic Stock Administration
Medtronic plc
c/o Medtronic, Inc.
800 53rd Ave NE #SLK32
Minneapolis, MN 55432

askhr@medtronic.com
888-422-1500

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MEDTRONIC PLC
AMENDED AND RESTATED 2013 STOCK AWARD AND INCENTIVE PLAN SUMMARY

U.S. Headquarters
Medtronic plc
c/o Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432-5604
USA
Internet: www.medtronic.com
Telephone: (763) 514-4000
FAX: (763) 514-4879
© Medtronic plc 2015
All Rights Reserved
Printed in USA

December 8, 2017
This document constitutes part of a prospectus covering ordinary shares of Medtronic plc ("Medtronic" or the "Company") that have been registered under the Securities Act of 1933, as amended. Medtronic's ordinary shares are listed on the New York Stock Exchange (symbol: MDT).
No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described in this prospectus, and, if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer of any securities other than those to which it relates, or an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder will, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date of this prospectus.
Additional information concerning the Company, including information regarding how you may obtain an electronic version or paper copy of the Company's Annual Report to Shareholders for the most recent fiscal year, appears in "Additional Information About Medtronic" at the end of this prospectus.
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ABOUT THIS PROSPECTUS

It's Only a Summary
This prospectus includes information to enable you to understand basic information about the Amended and Restated 2013 Stock Award and Incentive Plan (the "Plan") and the types of awards that may be granted under the Plan: non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards (unrestricted stock, dividend equivalents, deferred units and convertible debentures), performance-based restricted stock, performance units, and performance cash awards. However, it is important to remember that this prospectus is only a Summary and provides only general information.
This prospectus serves as a prospectus, as well as a Plan Summary. A prospectus is required by the U.S. Securities and Exchange Commission, or the SEC, whenever securities are offered for sale to a large group of potential buyers. The securities to which this prospectus relates were registered pursuant to a registration statement filed with the SEC on Form S-8 and consist of a number of ordinary shares as set forth below in the section "Overview of the Plan – Stock Offered Under the Plan." This prospectus omits certain information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits for further information about Medtronic. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. See "Additional Information About Medtronic" at the end of this prospectus for directions on how to obtain or access other information.
Read the Entire Prospectus
It is important that you read the entire prospectus. Reading only portions can be confusing and misleading.
Additional Information About the Plan
You can obtain a copy of the Plan document electronically by accessing the Shareholder Resources intranet website at http://legalsite/shareholder/default.aspx. Once there, click on "Amended and Restated 2013 Stock Award and Incentive Plan" from among the choices offered under the "Stock Awards" section.
Please direct any questions regarding the Plan to your Human Resources Representative or to HROC - Stock Administration, Medtronic plc, c/o Medtronic, Inc., 710 Medtronic Parkway NE, MS LS195, Minneapolis, MN 55432-5604 or telephone 763.514.1500. You can also obtain a paper copy of the Plan document by calling HROC – Stock Administration or emailing rs.stockadmin@medtronic.com.

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TABLE OF CONTENTS

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I.OVERVIEW OF THE PLAN
Purpose. Medtronic believes that stock-based compensation programs are a key element in achieving continued financial and operational success. The purpose of the Plan is to give Medtronic a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide the ability for Medtronic to provide such individuals with financial rewards that are intended to be deductible to the maximum extent possible as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)"), and to provide Medtronic with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. Medtronic does not intend for any awards to be subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is the Plan a qualified plan within the meaning of Section 401(a) of the Code.

Eligible Plan Participants. All directors, officers, and employees of Medtronic are eligible to receive awards under the Plan. Consultants who provide services to Medtronic are also eligible to receive awards under the Plan. Finally, individuals who have accepted offers of employment or consultancy from Medtronic are eligible to receive awards under the Plan, although no grant to such an individual will be effective prior to the date on which the individual's employment or consultancy commences. When we talk about employment with or providing services to Medtronic in this Summary, we include Medtronic subsidiaries. In addition, awards under the Plan offer you the opportunity to share in Medtronic's success -- a success that you have a role in creating. You should be aware that neither Medtronic nor anyone else can guarantee the future value of Medtronic's shares.

Types of Awards. This Summary describes in detail the types of awards under the Plan, which includes non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards (unrestricted stock, dividend equivalents, deferred units and convertible debentures), performance-based restricted stock, performance units, and performance cash awards.

Stock Offered Under the Plan. The stock Medtronic offers under the Plan is Medtronic's ordinary shares, par value $0.0001 per share. As of the date of this Summary, the maximum number of shares that may be issued pursuant to awards granted under the Plan is the sum of (i) 50,000,000 shares, (ii) any shares which are available for grant as of December 8, 2017 under the Plan and (iii) any shares relating to the Plan or certain predecessor plans which become available for grants under the Plan following December 8, 2017. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 50,000,000. For the purposes of calculating the number of shares issued under the Plan, Medtronic will count each share subject to a stock option or stock appreciation right as one share, but each share issued pursuant to any other award as three shares.

Limits on Awards. For the purposes of calculating share amounts for any individual recipient, Medtronic will count each share issued pursuant to any award as one share. No individual participant may be granted (a) options or stock appreciation rights under the Plan relating to more than 2,000,000 shares during any fiscal year and (b) awards other than options or stock appreciation rights relating to more than 2,000,000 shares under the Plan during any fiscal year. Any shares
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subject to any terminated, expired or forfeited award do not count towards the share limits. In addition, the Plan authorizes the granting of awards entitling a participant to payment of cash amounts subject to the attainment of certain performance goals established in accordance with the requirements of Section 162(m). Medtronic refers to such awards as "performance cash awards." No individual participant may be paid more than $10,000,000 ($20,000,000 in the case of Medtronic's Chief Executive Officer) in respect of such awards during any fiscal year, including any amounts earned during such fiscal year and deferred.

Administration. The Plan is administered by a committee selected by Medtronic's Board of Directors and composed of two or more directors (the "Committee"). Each Committee member is a non-employee director as defined under federal securities law and an outside director as defined by regulations promulgated under Section 162(m). Unless otherwise determined by the Board of Directors, Medtronic's Compensation Committee administers the Plan. The Compensation Committee consists of members of the Board who satisfy the independence requirements of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment. Board members are elected annually for a one-year term and until their successors are elected and qualified, and Compensation Committee members are appointed by the Board and serve until their successors are appointed and qualified.
The Committee has broad power to make awards under the Plan, including determining eligibility for participation, establishing performance goals for each participant, determining the types of awards to be granted to participants, and interpreting the terms and provisions of the Plan and any award. The Committee may delegate its responsibilities and Medtronic's full Board of Directors may exercise any of the Committee's powers and responsibilities. However, the Committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act. Different or additional provisions from those generally described in this prospectus may be applied to certain awards, especially those granted to non-U.S. participants. You are encouraged to review your award agreement carefully. By accepting an award under the Plan, you acknowledge that all decisions of the Committee will be final and binding on you, your beneficiaries and any other person having a claim or interest in the award.
Medtronic pays all costs of administering the Plan. The Medtronic shares distributed under the Plan will be newly issued shares and no fees, brokerage commissions or other charges are added.
Information About Awards. Employees may get information about the status of their outstanding awards from the third party provider, Fidelity, by calling 800-544-9354 (from the U.S.) or by viewing the following website www.netbenefits.com. Outside the U.S., you may access a toll-free number, which is listed by country on the following website: Fidelity.com/globalcall. You may also get information about the status of any other award(s) you may have received under the Plan from Medtronic HROC – Stock Administration by calling 763.514.1500.

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Restrictions on Sale or Transfer of Shares. Except for restricted stock, you may generally sell or transfer Medtronic shares you receive upon exercise of options granted under the Plan any time after you receive them. However, if you possess material nonpublic information about Medtronic, you may not sell Medtronic shares until after such information is disclosed to the investing public. In addition, if you are a member of Medtronic's board of directors or an executive officer of Medtronic, you are subject to special rules restricting your transactions imposed by Section 16(b) of the Securities Exchange Act and Rule 144, as amended, and Medtronic's Insider Trading Policy. Further, if you are on a "blackout" list established by Medtronic, you may be subject to restrictions on your transactions during a "blackout" period. If you have any questions in this regard, you should contact Sarah Maveus at 1.763.505.2951.

Tax Considerations. Awards made under the Plan generally may result in an immediate taxable event to you if you are a U.S. taxpayer. We have outlined the federal tax consequences for U.S. employees for various awards on the following pages under "Tax Considerations." Please review these carefully.
Because U.S. federal tax laws can be very complex, the tax discussions in this Summary are necessarily very general in nature. These tax laws may change, and their application may vary depending on individual circumstances. You should also be aware of and refer to any state or local tax laws that apply to you. We recommend that you consult your own tax advisor about how the tax laws apply to your particular situation.
If you are a non-U.S. employee, you should always consult with your local tax advisor regarding the tax consequences of every award you receive.
Withholding Tax. We may withhold from certain awards, including grants of restricted stock in which you have made a Section 83(b) election, or upon exercise of a non-qualified stock option or stock appreciation right or settlement of a restricted stock unit award, an amount sufficient to cover any required withholding taxes. You may pay these taxes by check or, to the extent legally permissible, cover withholding obligations through a reduction in the number of shares to be delivered to you.
If you are an executive officer, the use of stock to satisfy your tax withholding obligation is subject to the restrictions and reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.
Acceleration of Vesting. An award agreement may provide for accelerated performance periods, vesting of awards and expiration of applicable restrictions under various circumstances, including a change of control of Medtronic, or if your employment with Medtronic ends because of your death, disability or retirement. Under many award agreements, "disability" means you would be considered disabled under any Medtronic qualified retirement plan. "Retirement" generally means retirement on or after age 55 if you have been employed by Medtronic and/or one of its subsidiaries for at least ten years, or retirement on or after age 62. Different rules may apply to non-U.S. participants, and the Committee may establish different definitions from time to time.

Change of Control. Unless otherwise provided in an award agreement, upon a change of control (as defined in the Plan), each award granted under the Plan will immediately vest in full and become
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exercisable and transferable unless the award is replaced by a qualifying replacement award that satisfies certain conditions set forth in the Plan. (We refer to awards that replace awards under the Plan following a change of control as "replacement awards," and those being replaced as "replaced awards.") In the case of performance awards, awards that are not replaced will be deemed to be earned and payable, adjusted pro rata for the amount of the performance period that has elapsed as of the date of the change of control, based on the greater of the applicable target level or the level of achievement of the applicable performance goals through the date of the change of control. In the event that the awards are replaced and, within two years following the Change of Control, your employment is terminated by the Company without Cause or by you for Good Reason (each as defined in the Plan), your replacement awards will vest, be free of restrictions and be deemed to be earned and payable in full, and all options and stock appreciation rights will remain exercisable for three years following the Change of Control (or for their full term, if shorter) unless your award agreement provides for a longer period.

Transferability of Awards. You may not transfer any award under the Plan, except for two situations. First, an award may be transferred to your beneficiary or legal representative if you die or become legally incompetent. Second, certain assignments or transfers may be permitted by an applicable award or the Committee.

Duration of and Changes to the Plan. The Plan will remain in effect until the tenth anniversary of the effective date of the Plan, which effective date is December 8, 2017. No awards may be granted after the tenth anniversary of the effective date of the Plan. The Medtronic Board may amend, alter or discontinue the Plan at any time, but any such action may not adversely affect your rights under an award already outstanding unless you agree to the action, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code or stock exchange rules.

Forfeitures. Subject to applicable law, all awards under this Plan are subject to forfeiture or other penalties pursuant (a) to the Company's Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable award agreement. We may require you to forfeit any stock or cash received as the result of a Plan award if, within six months prior to or twelve months following the date of termination of employment, you:
◦compete with Medtronic, including working for a competitor of Medtronic;
◦disclose Medtronic's proprietary information without permission;
◦violate Medtronic's business or ethics policies; or
◦cause any other occurrence determined by the Compensation Committee of the Board of Directors to require forfeiture.
Adjustments. If an increase or decrease in the number of shares occurs because of a stock dividend, stock split, reverse stock split or any other increase or decrease in the number of shares, the Committee will adjust the number of shares reserved for issuance under the Plan, the number of shares covered by each award and the price per share to reflect such change, as the Committee deems appropriate.
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II.STOCK OPTIONS
General Description. The Plan enables the Committee to grant options to purchase our shares at specified exercise prices to participants. Options may be granted as "incentive stock options," which are intended to qualify for favorable tax treatment under federal tax law, or "nonqualified stock options," which are not intended to receive such favorable treatment. Under the Plan, the Committee determines the number of options to be granted to you. Unless otherwise determined by the Committee, each option grant is evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be "incentive stock options" or "nonqualified stock options," the duration of the options, the number of shares underlying the options, and any additional terms determined by the Committee.
A stock option entitles you to purchase Medtronic shares, after any vesting requirements are met, at the exercise (purchase) price specified in the stock option agreement. The exercise price in all cases is at least 100% of the fair market value of a Medtronic shares on the date the option is granted.
When an Option May Be Exercised. Generally, options are subject to vesting during a period of at least one year following the date of grant. This minimum vesting period will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as options or free-standing stock appreciation rights.
You must fulfill the conditions set forth in the Plan and your stock option agreement before exercising your option. The terms of individual awards may vary.
In the United States, a stock option grant will normally expire in 10 years, assuming your employment with Medtronic continues. Because the terms of option awards may vary, especially those granted to non-U.S. participants, you should review carefully the specific terms of your stock option agreement, which may differ from the terms described in this prospectus.
How to Exercise Your Option. When you exercise your option, you utilize your right to purchase a specified number of Medtronic shares at the predetermined exercise price. You must pay the full purchase price (the predetermined option exercise price times the number of option shares) plus any taxes required to be withheld at the time of exercise. To the extent permitted by law, your stock option purchase price can be paid in one of the following ways:
1.You may provide a certified or bank check or provide another payment instrument acceptable to Medtronic for the full purchase price of the stock option and an amount equal to any federal, state, local and/or foreign withholding taxes.
2.You may swap unrestricted Medtronic shares you already own that are equal in value to the full purchase price of the option and an amount equal to any federal, state, local and/or foreign withholding taxes (a "swap exercise"); provided that, in the case of an Incentive Stock Option, this can only be authorized at the time the option is granted.
3.To the extent permitted by applicable law, you may deliver a properly executed exercise notice to Medtronic or its designated administrator, together with a copy of irrevocable instructions to a broker to deliver promptly to Medtronic the amount of sale or loan proceeds
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necessary to pay the purchase price, and an amount equal to any federal, state, local, and/or foreign withholding taxes. To facilitate the foregoing, Medtronic may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
4.You may instruct the Company's broker to withhold a number of shares having a fair market value (based on the fair market value of Medtronic shares on the date the applicable option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of shares in respect of which the option shall have been exercised and an amount equal to any federal, state, local and/or foreign withholding taxes (a "cashless exercise").
Special procedures must be followed which are outlined in the option exercise form. Certain non-U.S. awards may have fewer payment options than those outlined above. You are encouraged to review your award carefully for your payment options.
To exercise your option, please contact the third party stock option service provider, Fidelity, by calling 800-544-9354 (from the U.S.). Outside the U.S., you may access a toll-free number, which is listed by country on the following website: Fidelity.com/globalcall.
When Your Employment Ends. Most stock option agreements provide that, if your employment with Medtronic ends because of death, disability or retirement, your outstanding options will become fully vested and exercisable and will remain exercisable for five years after your employment ends. If your option award expires before the end of this five-year period, the option will remain exercisable only until its expiration date.
Most stock option agreements also provide that, if your employment with Medtronic ends for any other reason, the vested but unexercised portion may be exercised for 90 days after the date your employment ends and will terminate after that 90 day period, and the unvested portion will terminate on the date your employment ends.
Conversion to Stock-Settled Stock Appreciation Rights. Most stock option agreements provide that Medtronic has the option of converting your non-qualified stock option into a stock-settled stock appreciation right. If your option is converted, upon exercise of the stock appreciation right, you would receive shares with a value equal to the excess of (1) the fair market value of the shares on the date of exercise over (2) the option price per share multiplied by the number of shares.
Tax Considerations. Tax consequences vary from country to country. Under current U.S. federal tax laws, you owe no tax at the time you receive a non-qualified stock option award. However, when you exercise a non-qualified stock option, ordinary income taxes are due on the difference between the market price of the Medtronic shares subject to the option on the date of exercise and the option exercise price of those shares, and Medtronic will generally be entitled to a corresponding tax deduction at that time. If you later sell the shares, any additional gain or loss you experience generally will be taxed as a capital gain or loss if the required holding period is met. Because tax requirements can change, and because this brief discussion doesn't address, among other things, the tax laws of states, localities and other countries, you should consult your tax advisor for information about your individual tax situation.
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For incentive stock options, you will not recognize taxable income at the time of a grant. You will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.
If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and Medtronic will not be entitled to any deduction. If, however, your shares are not held for these periods, then in the year of disposition you will recognize compensation taxable as ordinary income equal to the excess of the fair market value of such shares on the exercise date less the exercise price. Medtronic generally will be entitled to a corresponding deduction at that time. The excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain. If the amount realized upon disposition of the stock is less than the value at exercise, the amount you will recognize as ordinary income will be equal to the fair market value of the stock at the date of exercise less the exercise price of the stock.
III.STOCK APPRECIATION RIGHTS
General Description. The Plan enables the Committee to grant awards of stock appreciation rights to you. A stock appreciation right entitles you to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a Medtronic share over the exercise price of the stock appreciation right.
The Plan provides that the Committee may determine the exercise price of any stock appreciation right, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price cannot be less than the fair market value of a Medtronic share on the date the stock appreciation right is granted. Under the Plan, Medtronic is able to grant "tandem SARs," which are stock appreciation rights granted in conjunction with an option, and "free-standing SARs," which are stock appreciation rights not granted in conjunction with an option.
A "tandem SAR" may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the "tandem SAR" will terminate or be forfeited; and when the "tandem SAR" is exercised or forfeited, the related option will similarly terminate or be forfeited.
Vesting and Transferability. Generally, stock appreciation rights will be subject to vesting during a period of at least one year following the date of grant. This minimum vesting period will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as options or free-standing stock appreciation rights. Stock appreciation rights issued under the Plan will not be transferable except by will or the laws of descent, except for "free-standing SARs," which will be transferable on terms set by the Committee.

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Tax Considerations. You will not recognize taxable income at the time of a grant of a stock appreciation right, and Medtronic will not be entitled to a tax deduction at that time. Upon exercise, however, you will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by Medtronic in settlement of the rights, and Medtronic will generally be entitled to a corresponding deduction at that time.
IV.RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS
General Description. A restricted stock award entitles you to receive Medtronic shares that you cannot sell or otherwise transfer during the restricted period set forth in your award agreement. The shares comprising a restricted stock award will be forfeited if you do not remain employed by Medtronic throughout the restricted period. The Committee may also impose other conditions on any restricted stock award, including performance goals. Medtronic refers to awards of restricted stock subject to conditions on grant, transferability, or vesting based on the satisfaction of performance goals as "performance-based restricted stock." If conditions are not satisfied during the restricted period, you will forfeit the award. If you remain employed by Medtronic throughout the restricted period, and if all other conditions imposed on your award are satisfied, including any performance goals and/or time-based requirements, your award will vest and the transfer restrictions will lapse as of the last day of the restricted period. The restricted period is typically at least three years, although a vesting period of at least one year is permissible for performance-based restricted stock. An award of restricted stock may, however, vest in part on a pro rata basis before the expiration of any restricted period. These minimum vesting periods will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of shares available for grant as restricted stock (together with all other shares available for grant as awards other than options and stock appreciation rights).
During the restricted period you enjoy important rights as a Medtronic shareholder. Dividends are paid to you on the shares covered by the award (except with respect to performance-based restricted stock where the applicable goals have not yet been attained and the award has not yet vested), you have voting rights, and shareholder communications are distributed to you. During the restricted period set by the Committee with respect to restricted stock, however, you may not sell, transfer, pledge, exchange, or otherwise encumber shares of unvested restricted stock. During the restricted period, Medtronic will maintain custody of the unvested shares. When your award vests, the shares will be delivered to you. You may generally dispose of shares acquired pursuant to a restricted stock award at any time after the award vests.
A restricted stock unit award entitles you to a specified number of hypothetical Medtronic shares. Restricted stock units may be subject to conditions on grant or vesting based on your continued service, conditions based on the satisfaction of performance goals, or both. Medtronic refers to awards of restricted stock units subject to conditions on grant or vesting based on the satisfaction of performance goals as "performance units."
Generally, any award of restricted stock units will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible
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for performance units. These minimum vesting periods will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of shares available for grant as restricted stock units (together with all other shares available for grant as awards other than options and stock appreciation rights). Because restricted stock units are not actual, issued Medtronic shares, you do not have the rights of a shareholder, but an award of restricted stock units may call for the payment of dividend equivalents (except with respect to performance-based restricted stock where the applicable goals have not yet been attained and the award has not yet vested). Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in Medtronic shares or a combination thereof, as determined by the Committee.
When Your Employment Ends. If you leave Medtronic during a restricted period because of death, disability or retirement, you will be entitled to receive that number of shares of restricted stock that has been prorated prior to your termination, and all restrictions for those shares will lapse. If you leave Medtronic for any other reason than death, disability or retirement, any shares of restricted stock whose restrictions have not lapsed will automatically be forfeited in full.
For restricted stock units, if you leave Medtronic during a restricted period as a result of your death, disability or retirement, the Company will issue you a number of shares equal to the number of your vested restricted stock units, including any dividend equivalents. If you leave Medtronic for any other reason than death, disability or retirement, the restricted stock units will automatically be forfeited in full.
Tax Considerations. Tax consequences vary from country to country. Under current U.S. federal tax laws, you owe no tax at the time you receive a restricted stock award unless you elect to recognize income under Section 83(b) of the Internal Revenue Code. Under Section 83(b), you may elect, within thirty days after the date you receive a restricted stock award, to include in your gross income for the year in which the award is made an amount equal to the fair market value of the shares you received on the date of the award. The fair market value is determined without regard to the restrictions and risk of forfeiture imposed by the Plan. If you make a Section 83(b) election and you later forfeit the restricted shares granted to you, you are not allowed to deduct the amount that you previously included in your gross income with respect to such shares.
If you do not make a Section 83(b) election, you are required to include in your gross income for the year in which the restricted stock award vests (including any vesting due to a "change of control") an amount equal to the fair market value of the shares as of the date the award vests. Regardless of whether you elect under Section 83(b) or wait until the award vests, the amount included in your gross income is treated as compensation and taxed as ordinary income.
Medtronic is entitled to an income tax deduction equal to the amount included in your gross income. The deduction is allowed at the same time that the amount is included in your gross income. If you make a Section 83(b) election and later forfeit the shares, Medtronic must include in its gross income for the year the forfeiture occurs an amount equal to the amount it previously claimed as a deduction with respect to such shares.
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If you do not make a Section 83(b) election, any dividends paid with respect to the shares before they vest are taxed to you as ordinary income and are deductible by Medtronic as compensation. If you make a Section 83(b) election, such dividends are treated as dividend income to you and are not deductible by Medtronic.
When you sell your restricted stock award shares, you will recognize long- or short-term capital gain (or loss) equal to the difference between the amount you obtain from the sale and your income tax basis in the shares. For this purpose, your income tax basis is equal to the amount previously included in your gross income.
For restricted stock units, you will not recognize taxable income at the time of a grant of a restricted stock unit, and Medtronic will not be entitled to a tax deduction at that time. You will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by Medtronic. Medtronic will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.
Because tax requirements can change, and because this brief discussion does not address, among other things, the tax laws of states, localities and other countries, you should consult your tax advisor for information about your individual tax situation.
V.OTHER STOCK-BASED AWARDS
General Description. The Plan also enables the Committee to grant other stock-based awards. Other stock-based awards are awards that are valued by reference to our shares, including unrestricted stock, dividend equivalents, deferred units and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be due and payable to the participant. Generally, another stock-based award that is not an option, stock appreciation right, or grant of unrestricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible if vesting of the award is conditioned on performance goals. Such an award may, however, vest in part on a pro rata basis before the expiration of any vesting period. This minimum vesting period will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of shares available for grant as other stock-based awards (together with all other shares available for grant as awards other than options and stock appreciation rights). Non-employee directors may receive deferred units, which represent the right to receive Medtronic shares, which deferred units are vested in full as of the grant date, and settled in shares at a later date.
Tax Considerations. If you receive unrestricted stock or restricted stock subject only to restrictions on transferability, you will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. Medtronic will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply. If you are a non-employee director who receives a deferred unit award, you will recognize compensation taxable at ordinary income tax rates when payment is made. Medtronic
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is generally entitled to a corresponding tax deduction at that time. The deferred unit awards are intended to comply with Section 409A of the Internal Revenue Code.
VI.PERFORMANCE-BASED AWARDS
General Description. The Plan authorizes the Committee to grant performance cash awards, performance-based restricted stock, and performance units. Medtronic refers to these kinds of awards collectively as "performance-based awards." The performance aspect refers to the fact that one or more performance goals must be met in order for the award to vest and be payable. Performance goals relate to sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), earnings before interest, taxes, depreciation and amortization, operating cash flow, return on invested capital, and other indicators of Medtronic's financial performance, and may be adjusted based on events such as changes in accounting principles and tax laws, corporate transactions and unusual or nonrecurring events (except that for awards intended to qualify as performance-based compensation within the meaning of Section 162(m), any such adjustments must be made in accordance with Section 162(m)).

Conditions. Each qualified performance-based award (other than an option or stock appreciation right) is vested and payable to you upon the achievement of one or more performance goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. You must be a "covered employee" (as defined in Section 162(m)(3) of the Code) to be eligible for a performance-based award. No performance-based award may be amended in any manner that would cause the award to cease to qualify for the Section 162(m) exemption. A "Performance Cash Award" is an award entitling the recipient to payment of a cash amount subject to the attainment of performance goals. Performance Cash Awards may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable award agreement. The performance levels to be achieved for each performance period and the amount of the award to be distributed shall be conclusively determined by the Committee.

Tax Considerations. If you receive a performance-based restricted stock award and/or performance unit award, vesting and taxation will be determined in the same manner as that described for time-based restricted stock awards and restricted stock unit awards in the Restricted Stock Awards and Restricted Stock Units section, except that you must meet the additional performance goals described above for your award to vest. If you receive a performance-based cash award, your award is compensation taxed as ordinary income when payment is made (and subject to withholding), and Medtronic is entitled to a corresponding deduction at that time, provided that such award qualifies for the Section 162(m) exemption, and the terms of any such award (and of the grant thereof) are consistent with such designation.
VII.ADDITIONAL INFORMATION ABOUT MEDTRONIC
You can obtain additional information about Medtronic and its shares from these sources, which are all documents filed with the SEC and are incorporated by reference herein:
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◦Medtronic's latest Annual Report on Form 10-K (or, prior to Medtronic's filing of such report, the most recently filed Medtronic, Inc. annual report and Medtronic's final prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933);
◦All other reports filed by Medtronic under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to above; and
◦The description of Medtronic's ordinary shares contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report updating that description.
The SEC allows us to incorporate by reference the information in documents we file with them, which means that we can disclose important information to you about Medtronic by referring you to those documents. The information incorporated by reference is an important part of this Summary, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed above and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all awards granted under the Plan have fully vested and/or been acquired.
You may request a copy of these filings, as well as a copy of Medtronic's most recent Annual Report to shareholders, at no cost, by writing or telephoning us at the following address:
Investor Relations Department
Medtronic plc
c/o Medtronic, Inc.
710 Medtronic Parkway, LC-480
Minneapolis, Minnesota 55432
763.505.2692
Medtronic is subject to the available information requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. Reports, proxy statements and other information filed by Medtronic with the SEC can be inspected and copied at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.. Copies of such materials can be obtained from the public reference section of the SEC in Washington, D.C. at prescribed rates. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Medtronic's SEC reports and filings are also available at the SEC website at http://www.sec.gov.
You can also access most of these filings on our website at http://www.medtronic.com/. Under "Menu" on the upper portion of the page, click on "About Medtronic," then click "Investors." Then, click on "SEC Filings" on the right hand side of the page within the "Tools" box. Medtronic's most recent Annual Report to Shareholders is also available at http://www.medtronic.com/annualmeeting.

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MEDTRONIC PLC AMENDED AND RESTATED 2013 STOCK AWARD AND INCENTIVE PLAN

Section 1.    Purpose; Definitions

1.1 Purpose

The purpose of this Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan (this “Plan”) is to give the Company and its Subsidiaries (each as defined below) a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide the ability for the Company to provide such individuals with financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code (as defined below), and to provide the Company and its Subsidiaries with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. This Plan is intended to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for employees, directors, and other service providers, as well as annual bonus awards for the Company’s executive officers. Following the date that this Plan was approved by the Company’s shareholders, no further equity compensation awards were granted pursuant to any other Company plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans). The Plan was originally adopted by the board of directors of Medtronic, Inc. and approved by the shareholders of Medtronic, Inc. on July 12, 2013, and was subsequently amended on January 26, 2015 to be assumed by the Company as an Irish public limited company. The Plan is hereby amended and restated as of December 8, 2017, subject to any required approval of the Company’s shareholders.

1.2 Definitions

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a)    “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b)    “Administrator” shall have the meaning set forth in Section 2.2.

(c)    “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.

(d)    “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Performance Award granted pursuant to the terms of this Plan.

(e)    “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(f)    “Beneficial Owner” shall have the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law, local law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform such Participant’s employment duties in any material respect, (C) the Participant’s prolonged absence from duty without the consent of the Company, (D) intentional engagement by the Participant in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i)    “Change of Control” shall have the meaning set forth in Section 10.2.

(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k)    “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(l)    “Company” means Medtronic plc, an Irish public limited company.

(m)    “Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

(n)    “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary, and prospective employees, officers and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary; provided however, that no grant shall be effective prior to the date on which such individual’s employment or consultancy commences.

(o)    “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(p)    “Free-Standing SAR” shall have the meaning set forth in Section 5.3.

(q)    “Full-Value Award” means any Award other than an Option, Stock Appreciation Right, or Performance Cash Award.

(r)    “Good Reason” for termination means, unless otherwise provided in an Award Agreement, a Termination of Employment during the two-year period following a Change of Control by a Participant if (i) such Termination of Employment constitutes a termination for “good reason” or qualifies under any similar constructive termination provision, in either case, in any Individual Agreement applicable to such Participant, or (ii) if the Participant is not party to any such Individual Agreement, or if such Individual Agreement does not contain such a provision, any Termination of Employment following the occurrence of: (A) an involuntary relocation that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the applicable Change of Control, (B) a material reduction in either the Participant’s base pay or in the Participant’s overall compensation opportunity from the levels in effect immediately prior to the applicable Change of Control or (C) a material reduction in the Participant’s authority, duties or responsibilities below the levels in effect immediately prior to the applicable Change of Control. Notwithstanding the foregoing, a Termination of Employment shall be deemed to be for Good Reason under clause (ii) of this Section 1.2(r) only if the Participant provides written notice to the Company of the existence of one or more of the conditions giving rise to Good Reason within 90 days of the initial existence of such condition, the Company fails to cure such condition during the 30-day period (the “Cure Period”) following its receipt of such notice, and the Participant terminates employment within 180 days following the conclusion of the Cure Period.

(s)    “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) takes action to select an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

(t)    “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact qualifies.

(u)    “Individual Agreement” means an employment, consulting, severance, change of control, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a Change of Control or Termination of Employment in anticipation of a Change of Control, as the case may be.

(v)    “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(w)    “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(x)    “Option” means an Award granted under Section 5.1.

(y)    “Other Stock-Based Awards” means Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(z)    “Other Stock-Based Performance Award” shall have the meaning given in Section 8.

(aa)    “Participant” means an Eligible Individual to whom an Award is or has been granted.

(bb)    “Performance Award” means a Performance Cash Award, an Other Stock-Based Performance Award, an Award of Performance-Based Restricted Stock, or Performance Units, as each is defined herein.

(cc)    “Performance-Based Restricted Stock” shall have the meaning given in Section 6.1.

(dd)    “Performance Cash Award” shall have the meaning set forth in Section 9.

(ee)    “Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award. In the case of Qualified Performance-Based Awards, (i) such Performance Goals shall be based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), earnings before interest, taxes, depreciation and amortization, operating cash flow, return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more Subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) such Performance Goals shall be set by the Committee in the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder; (iii) such Performance Goals shall be objective, pre-established performance goals within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and (iv) the achievement of such Performance Goals shall be certified in accordance with the requirements of Section 162(m) of the Code.

(ff)    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(gg)    “Performance Units” shall have the meaning given in Section 7.1.

(hh)    “Plan” means this Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ii)    “Predecessor Plans” means the Company’s Amended and Restated 1994 Stock Award Plan, 1998 Outside Director Stock Compensation Plan, Executive Incentive Plan, Kyphon Inc. 2002 Stock Plan, 2003 Long-Term Incentive Plan and 2008 Stock Award and Incentive Plan.

(jj)    “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk)    “Replaced Award” shall have the meaning given in Section 10.1.

(ll)    “Replacement Award” shall have the meaning given in Section 10.1.

(mm)    “Restricted Stock” shall have the meaning given in Section 6.

(nn)    “Restricted Stock Units” shall have the meaning given in Section 7.

(oo)    “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(pp)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(qq)    “Share” means an ordinary share, par value $0.0001 per share of the Company.

(rr)    “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.3.

(ss)    “Subsidiary” has the meaning set forth in section 7 of the Companies Act 2014 of the Republic of Ireland; provided that, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an entity shall not be treated as a Subsidiary unless it is also an entity in which the Company has a “controlling interest” (as defined in Treas. Reg. Section 1.409A-1(b)(5)(ii)(E)(1)), either directly or through a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, as determined by the Committee.

(tt)    “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary of the Company) acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

(uu)    “Tandem SAR” shall have the meaning set forth in Section 5.3.

(vv)    “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code).

(ww)    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(xx)    “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2.    Administration

2.1 Committee

The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 11, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a)    To select the Eligible Individuals to whom Awards may be granted;

(b)    To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Performance Awards, or any combination thereof, are to be granted hereunder;

(c)    To determine the number of Shares to be covered by each Award granted under the Plan;

(d)    To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e)    Subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award;

(f)    To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g)    To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h)    Subject to Sections 11 and 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i)    To decide all other matters that must be determined in connection with an Award;

(j)    To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k)    To otherwise administer the Plan.

2.2 Committee Procedures; Board Authority

The Committee shall exercise its authority under the Plan as follows:

(a)    The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) Exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 11.4 below).

(b)    Subject to Section 11.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3 Discretion of Committee

Subject to Section 1.2(h), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals, and by accepting an Award under the Plan, each Participant acknowledges that all decisions of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having a claim or an interest in the Award.

2.4 Award Agreements

Unless otherwise determined by the Committee, the terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

Section 3.    Shares Subject to Plan

3.1 Plan Maximums

Subject to adjustment as provided in Section 3.4, (a) the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be the sum of (i) Fifty Million (50,000,000) Shares, (ii) any Shares which are available for grant as of the Effective Date under the Plan and (iii) any Shares relating to the Plan or Predecessor Plans which become available for grants under the Plan following the Effective Date pursuant to Section 3.2; and (b) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options following the Effective Date shall be 50,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

3.2 Rules for Calculating Shares Issued

For purposes of the limits set forth in Section 3.1 (but not for purposes of the limits set forth in Section 3.3), each Share that is subject to a Full-Value Award shall be counted as 3.0 Shares. To the extent that any Award under this Plan or the Predecessor Plans is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan or the Predecessor Plans terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) for Awards under the Plan. In the event that any Shares are withheld by the Company or previously acquired Shares are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award other than an Option or SAR, then the Shares so tendered or withheld shall automatically again become available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Section 3.1 in accordance with the same ratio specified in this Section 3.2. Notwithstanding anything to the contrary in this Section 3.2, the following Shares will not again become available for issuance under the Plan: (a) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 5.8(c) or any previously acquired Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (b) any Shares withheld by the Company or previously acquired Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Option or SAR (but not other Awards); (c) Shares covered by a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise; (d) Shares that are repurchased by the Company using Option exercise proceeds; and (e) if Shares are withheld pursuant to Section 15.4 at a rate that is higher than the minimum statutory tax rate, only the number of Shares withheld at the minimum statutory tax rate will again become available for issuance under the Plan. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

3.3 Individual Limits

Subject to adjustment as provided in Section 3.4, no Participant may be granted (a) Options and Stock Appreciation Rights relating to more than 2,000,000 Shares under the Plan during any fiscal year and (b) Awards other than Options or Stock Appreciation Rights relating to more than 2,000,000 Shares under the Plan during any fiscal year. In addition to the foregoing, the maximum dollar value that may be paid to any Participant in Qualified Performance-Based Awards denominated in cash in any fiscal year shall be $20,000,000 for the Company’s Chief Executive Officer and $10,000,000 for each other Participant, including any amounts earned during such fiscal year and deferred. If an Award is cancelled, the cancelled Award shall continue to be counted towards the limitations set forth in this Section 3.3.

3.4 Adjustment Provision

The Committee shall have authority to make adjustments under the Plan as provided below:

(a)    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum share limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(b)    In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various share maximum limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards, provided that in no event shall the per Share exercise price of an Option or the subscription price payable per Share of an Award be reduced to an amount that is lower than the nominal value of a Share. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(c)    In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value (if any) of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the Surviving Corporation (as defined below in Section 10.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division of the Company or by the entity that controls such Subsidiary or division of the Company following such Corporate Transaction (as well as any corresponding adjustments to Awards that remain based upon Company securities). For the avoidance of doubt, if the Committee determines that, as of the date of the Corporate Transaction, the Award has no value, then such Award may be terminated by the Company without payment.

(d)    The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequently occurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify for the Section 162(m) Exemption, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(e)    Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code.

Section 4.    Eligibility

4.1 Eligible Individuals; Incentive Stock Options

Awards may be granted under the Plan to Eligible Individuals; provided, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries.

Section 5.    Options and Stock Appreciation Rights

5.1 Types of Options

Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefor (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2 Incentive Stock Option Limitations

To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) exceeds $100,000, Options relating to such Shares in excess of the limit shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

5.3 Types and Nature of Stock Appreciation Rights

Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4 Tandem SARs

A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5 Exercise Price

Except in respect of Replacement Awards or Substitute Awards, the exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date; provided, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.6 Term

The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7 Vesting and Exercisability

Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the Grant Date. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of five percent of the Shares available for grant as Options or Free-Standing SARs.

5.8 Method of Exercise

Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) and an amount equal to any federal, state, local or foreign withholding taxes. To the extent permitted by law and if approved by the Committee (which approval may be set forth in the applicable Award

Agreement or otherwise), payment, in full or in part, may be made by certified or bank check or such other instrument or such other method as the Company may accept, as follows:

(a)    Payment may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Shares subject to the Option already owned by the Participant (based on the Fair Market Value of the Shares on the date the Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Option may be authorized only at the time the Option is granted.

(b)    To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c)    Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised and an amount equal to any federal, state, local and/or foreign withholding taxes.

5.9 Delivery; Rights of Shareholders

No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 15.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10 Nontransferability of Options and Stock Appreciation Rights

No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11 No Dividend or Dividend Equivalents

No dividend or other distribution or award of dividend equivalents may be granted with respect to any Option or SAR granted under this Plan.

5.12 No Repricing

Notwithstanding any other provision of this Plan other than Section 3.4, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) canceling the underwater Option or SAR and granting either replacement Options or SARs having a lower exercise price; or other Awards or cash in exchange; or (iii) repurchasing the underwater Options or SARs. For purposes of this Section 5.12, an Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares is less than the per share exercise price of the Option or SAR.

Section 6.    Restricted Stock (Including Performance-Based Restricted Stock)

6.1 Nature of Award; Certificates

Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates or delivery to an account in the Participant’s name at a broker designated by the Company.

“Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

6.2 Terms and Conditions

Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)    The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Stock) need not be the same with respect to each Participant.

(b)    Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards). Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(c)    If any applicable Performance Goals and/or continued service periods are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery to an account in the Participant’s name at a broker designated by the Company.

6.3 Rights of Shareholder

Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares that are the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions, provided, however, that, notwithstanding anything to the contrary in an Award Agreement, in no event shall a dividend or other distribution or dividend equivalent be paid on Restricted Stock until the Award has vested.

Section 7.    Restricted Stock Units (Including Performance Units)

7.1 Nature of Award

Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which are subject to the attainment of Performance Goals. In the event that the Committee grants Performance Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

7.2 Terms and Conditions

Restricted Stock Units shall be subject to the following terms and conditions:

(a)    The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b)    Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards).

(c)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, during the Restriction Period the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d)    The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.5 below), provided, however, that, notwithstanding anything to the contrary in an Award Agreement, in no event shall a dividend or other distribution or dividend equivalent be paid on a Restricted Stock Unit until the Award has vested.

Section 8.    Other Stock-Based Awards (Including Other Stock-Based Performance Awards)

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Shares that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. “Other Stock-Based Performance Awards” are Other Stock-Based Awards, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Other Stock-Based Performance Awards, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, any Other Stock-Based Award that is a Full-Value Award (and is not an Award of unrestricted stock) shall be subject to a vesting period of at least three years following the Grant Date; provided that a vesting period of at least one year is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that any Other Stock-Based Award may vest in part on a pro rata basis prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of Shares not in excess of five percent of Shares available for grant as Other Stock Based-Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards). Notwithstanding anything to the contrary in an Award Agreement, in no event shall a dividend or other distribution or dividend equivalent be paid on an Other-Stock Based Award until the Award has vested.

Section 9.    Performance Cash Awards

Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

Section 10. Change of Control Provisions

10.1 Impact of Event

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.

(a)    Upon a Change of Control, (i) all then-outstanding Options and SARs shall become fully vested and exercisable, and any Full-Value Award (other than a Performance Award) shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10.1(b) (any award meeting the requirements of Section 10.1(b), a “Replacement Award”) is provided to the Participant pursuant to Section 3.4 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and immediately payable in an amount equal to the full value of such Performance Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change of Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such Performance Award have been fully achieved as of the date of such Change of Control.

(b)    An Award shall meet the conditions of this Section 10.1(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a Fair Market Value at least equal to the value of the Replaced

Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates, following the Change of Control, to publicly traded equity securities of the Company or the Surviving Corporation or the ultimate parent company which results from the Change of Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 10.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c)    Upon a Termination of Employment of a Participant occurring in connection with or during the two years following the date of a Change of Control, by the Company other than for Cause or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Replacement Award, and (ii) all Options and SARs held by the Participant immediately before the Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable until the earlier of (1) the third anniversary of the Change of Control and (2) the expiration of the stated Term of such Option or SAR; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

10.2 Definition of Change of Control

For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then-outstanding Shares of the Company (the “Outstanding Company Shares”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) an acquisition pursuant to a transaction that complies with Sections 10.2(c)(i), 10.2(c)(ii), and 10.2(c)(iii) below;

(b)    Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(c)    The consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Outstanding Company Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding Shares and the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the ” Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding Shares and the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination; or

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland or (B) Chapter 2 of Part 9 of the Companies Act 2014 of the Republic of Ireland.

10.3 Section 409A of the Code

Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, (a) this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11.6; and (b) in respect of any Award subject to Section 409A of the Code, to the extent required to avoid an accelerated or additional tax under Section 409A of the Code, in no event shall a Change of Control be treated as having occurred if such event is not a “change of control event” for purposes of Section 409A of the Code.

Section 11. Qualified Performance-Based Awards; Performance Cash Awards

11.1 Qualified Performance-Based Awards

The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, prior to the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods on terms consistent with Section 1.2(ee)(iii).

11.2 Performance Goals and Other Conditions

Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided , that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11.2.

11.3 Limits on Board and Administrator Authority

Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

11.4 Section 16(b)

The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.5 Awards Valid Notwithstanding Committee Composition

Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

11.6 Section 409A of the Code

(a)    It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

(b)    The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of any payments under the Plan which are subject to Section 409A of the Code until the Participant has incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

Section 12. Term, Amendment, and Termination

12.1 Effectiveness

The Effective Date of the Plan is December 8, 2017, subject to any required approval of the Company’s shareholders.

12.2 Termination

The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.

12.3 Amendment of Plan

The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent that such approval is required by applicable law or by the listing standards of the Applicable Exchange.

12.4 Amendment of Awards

Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted; provided, however, that no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Subject to the foregoing, the amendment authority of the Committee shall include, without limitation, the authority to modify the number of Shares or other terms and conditions of an Award; extend the term of an Award; accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award; accept the surrender of any outstanding Award; and, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that (a) the amended or modified terms are permitted by the Plan as then in effect; (b) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules; and (c) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Award may be exercised only in connection with a Participant’s death, disability or retirement, in connection with a Change of Control, or to the extent such actions involve an aggregate number of Shares not in excess of 5% of the number of shares available for Awards.

Section 13.    Forfeiture

13.1 Forfeiture

Subject to applicable law, all Awards under this Plan shall be subject to forfeiture or other penalties pursuant (a) to the Company’s Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable Award Agreement.

13.2 Effect of Change of Control

Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement or required by applicable law, this Section 13 shall not be applicable to any Participant following a Change of Control.

Section 14. Unfunded Status of Plan

Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 15. General Provisions

15.1 Conditions for Issuance

The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

15.2 Additional Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

15.3 No Contract of Employment

The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

15.4 Required Taxes

No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, in an amount not to exceed the maximum statutory tax rates in the applicable jurisdiction and that will not cause the Company adverse accounting consequences, all in accordance with such procedures as the Committee establishes and to the extent permissible under applicable law and applicable withholding rules. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

15.5 Limit on Dividend Reinvestment and Dividend Equivalents

Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.5.

15.6 Written Materials; Electronic Documents

Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

15.7 Designation of Death Beneficiary

The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

15.8 Subsidiary Employees

In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

15.9 Governing Law

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws.

15.10 Non-Transferability

Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

15.11 Foreign Employees and Foreign Law Considerations

The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.12 No Rights to Awards; Non-Uniform Determinations

No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Subsidiaries, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated. Awards under a particular Section of the Plan need not be uniform between and among Participants.

15.13 Relationship to Other Benefits

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

15.14 Expenses

The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.15 Titles and Headings

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.16 Fractional Shares

No fractional Shares shall be issued under the Plan.

15.17 Government and Other Regulations

Notwithstanding any other provision of the Plan:

(a)    No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any Shares or any other securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

15.18 Additional Provisions

Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

15.19 No Limitations on Rights of the Company

The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

15.20 Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.21 Blackout Periods

Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

15.22 Irish Conditions for Issuance

Notwithstanding any other provision of this Plan, (a) the Company shall not be obliged to issue any Shares pursuant to an Award unless at least the par (nominal) value of such newly issued Share has been fully paid in advance in accordance with applicable law (which requirement may mean the holder of an Award is obliged to make such payment), (b) no adjustments may be made to an Award which reduce the price payable for a Share subject to such Award below the par (nominal) value of a Share and (c) the Company shall not be obliged to issue or deliver any Shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.
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